UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 1, 2007
URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On August 1, 2007, the Board of Directors of URS Corporation ("URS") increased the authorized number of directors from nine to ten and appointed Lydia H. Kennard to fill the vacancy. URS’ Board of Directors determined that Ms. Kennard is independent within the meaning of the rules of the New York Stock Exchange and URS’ Corporate Governance Guidelines. No determinations have yet been made regarding any board committees on which Ms. Kennard will be asked to serve. A copy of the press release announcing Ms. Kennard’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release, dated August 1, 2007, entitled “Lydia H. Kennard Joins URS Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Date: August 1, 2007	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller, and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 1, 2007, entitled “Lydia H. Kennard Joins URS Board of Directors.”